Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement File Nos. 333-58033 and 333-54166 of our report dated February 14, 2003, with respect to the consolidated financial statements of Dynamic Material Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

                                            /s/ Ernst & Young LLP

Denver, Colorado
March 28, 2003